News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Senior Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Second Quarter 2013 Results

MOULTRIE, GEORGIA, July 23, 2013 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the second quarter ended June 30, 2013.

Second Quarter and Six-Month Income Highlights

•	Net income was $574 thousand in the 2013 second quarter, or $0.23 per diluted share, compared with
$305 thousand, or $0.12 per diluted share in the second quarter of 2012. The increase reflects higher net interest income and reduced pension costs.
•	For the six months ended June 30, 2013, net income was $1.1 million, or $0.45 per diluted share, a 30.1% increase from $876 thousand, or $0.34 per diluted share, for the same period in the prior year.
•	Net interest income grew $300 thousand to $3.2 million compared with the second quarter last year due primarily to increased interest and fee income on loans and a decrease in interest expense on deposits.
•	Noninterest income decreased $472 thousand to $1.1 million for the second quarter of 2013, as a result of lower gains on the sale of securities and decreased income from the Corporation’s commercial mortgage banking subsidiary.

Balance Sheet Trends and Asset Quality

•	Total assets at June 30, 2013 were $351.4 million, an increase of 11.4%, or $35.9 million, from June 30, 2012.
•	Total loans increased $25.0 million, or 12.9%, to $219.4 million, compared with the same period last year. The growth in loans was driven by loan originations in the Valdosta and Moultrie markets.
•	Total deposits grew $37.1 million, or 14.3%, to $296.4 million at June 30, 2013, from the second quarter of 2012. Noninterest-bearing deposits, which funded the growth in loans, increased more than 37% year-over-year to $74.4 million.
•	Non-performing asset ratio was 0.57% at June 30, 2013, a 112 basis point improvement when compared with the second quarter 2012.

Capital Management

•	The Company has a total risk based capital ratio of 14.73%, measurably above the federal “well capitalized” standard.
•	Return on equity increased to 7.47% compared with 4.16% in the second quarter of 2012.
•	Tangible book value per share at June 30, 2013, was $11.77, up from $11.16 at the end of the second quarter of 2012.

DeWitt Drew, President and CEO commented, “We are posting strong growth in assets and net income, despite a significant reduction in mortgage banking revenue. Our strategic decision to enter the Valdosta market is paying off as we continue to grow our low cost core deposit base to accompany the strong loan growth the Valdosta team has generated over the past three years.”

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Dividends

In June 2013, the Corporation paid a second quarter cash dividend of $0.04 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 85 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately
$351 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Company’s actual results to differ materially from such statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	June 30,	December 31,	June 30,
	2013	2012	2012
ASSETS
Cash and due from banks	$7,237	$8,646	$6,643
Interest-bearing deposits in banks	6,308	27,935	19,366
Certificates of deposit in other banks	4,165	3,920	980
Investment securities available for sale	31,769	21,672	14,243
Investment securities held to maturity	62,095	59,863	57,778
Federal Home Loan Bank stock, at cost	1,406	1,448	1,594
Loans, less unearned income and discount	219,385	204,137	194,339
Allowance for loan losses	(3,049)	(2,845)	(2,910)
Net loans	216,336	201,292	191,429
Premises and equipment	10,176	10,149	10,629
Foreclosed assets, net	1,069	1,690	2,009
Intangible assets	219	327	435
Bank owned life insurance	4,890	4,767	4,678
Other assets	5,700	5,472	5,697
Total assets	$351,370	$347,181	$315,481
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$20,947	$28,881	$30,135
Money market	87,320	77,133	55,981
Savings	29,180	25,988	26,003
Certificates of deposit $100,000 and over	32,378	36,591	35,152
Other time accounts	52,202	55,098	57,763
Total interest-bearing deposits	222,027	223,691	205,034
Noninterest-bearing deposits	74,368	68,071	54,226
Total deposits	296,395	291,762	259,260

Other borrowings	12,000	2,000	2,000
Long-term debt	10,000	20,000	22,000
Accounts payable and accrued liabilities	2,772	3,544	3,353
Total liabilities	321,167	317,306	286,613
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	21,600	20,664	19,805
Accumulated other comprehensive income	(1,278)	(670)	(818)
Total	56,317	55,989	54,982
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	30,203	29,875	28,868
Total liabilities and shareholders' equity	$351,370	$347,181	$315,481

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013*	2012*	2013*	2012*
Interest income:
Interest and fees on loans	$3,034	$2,781	$5,953	$5,482
Interest and dividend on securities available for sale	170	192	332	424
Interest on securities held to maturity	365	375	731	734
Dividends on Federal Home Loan Bank stock	8	11	16	17
Interest on deposits in banks	14	12	37	30
Interest on certificates of deposit in other banks	11	3	21	7
Total interest income	3,602	3,374	7,090	6,694

Interest expense:
Interest on deposits	216	277	460	568
Interest on other borrowings	80	11	94	22
Interest on long-term debt	109	189	283	379
Total interest expense	405	477	837	969
Net interest income	3,197	2,897	6,253	5,725
Provision for loan losses	105	105	210	210
Net interest income after provision for losses on loans	3,092	2,792	6,043	5,515

Noninterest income:
Service charges on deposit accounts	287	300	586	599
Income from trust services	53	51	104	101
Income from retail brokerage services	91	106	167	201
Income from insurance services	312	328	671	703
Income from mortgage banking services	237	450	498	1,018
Provision for foreclosed property losses	0	(75)	0	(150)
Net gain (loss) on the sale or disposition of assets	(3)	(41)	(57)	(96)
Net gain on the sale of securities	0	338	0	338
Other income	172	164	386	376
Total noninterest income	1,149	1,621	2,355	3,090

Noninterest expense:
Salary and employee benefits	2,074	2,680	4,177	4,701
Occupancy expense	253	246	506	480
Equipment expense	229	222	461	445
Data processing expense	272	285	548	563
Amortization of intangible assets	54	56	108	112
Other operating expense	746	615	1,377	1,274
Total noninterest expense	3,628	4,104	7,177	7,575

Income before income tax expense	613	309	1,221	1,030
Provision for income taxes	39	4	81	154
Net income	$574	$305	$1,140	$876

Net income per share, basic	$0.23	$0.12	$0.45	$0.34
Net income per share, diluted	$0.23	$0.12	$0.45	$0.34
Dividends paid per share	$0.04	$0.04	$0.08	$0.08
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,865

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At June 30	2013	2012

Assets	$351,370	$315,481
Loans, less unearned income & discount	$219,385	$194,339
Deposits	$296,395	$259,260
Shareholders' equity	$30,203	$28,868

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Performance Data & Ratios
Net income	$574	$305	$1,140	$876
Earnings per share, basic	$0.23	$0.12	$0.45	$0.34
Earnings per share, diluted	$0.23	$0.12	$0.45	$0.34
Dividends paid per share	$0.04	$0.04	$0.08	$0.08
Return on assets	0.64%	0.38%	0.63%	0.55%
Return on equity	7.47%	4.16%	7.43%	6.01%
Net interest margin (tax equivalent)	4.10%	4.24%	4.03%	4.17%
Dividend payout ratio	17.76%	33.43%	17.88%	23.27%
Efficiency ratio	80.12%	87.89%	80.03%	83.11%

Asset Quality Data & Ratios
Total nonperforming loans	$749	$3,202	$749	$3,202
Total nonperforming assets	$1,993	$5,342	$1,993	$5,342
Net loan charge offs	$0	$439	$6	$400
Reserve for loan losses to total loans	1.39%	1.50%	1.39%	1.50%
Nonperforming loans/total loans	0.34%	1.65%	0.34%	1.65%
Nonperforming assets/total assets	0.57%	1.69%	0.57%	1.69%
Net charge offs / average loans	0.00%	0.93%	0.01%	0.43%

Capital Ratios
Average common equity to average total assets	8.54%	9.18%	8.44%	9.08%
Tier 1 capital ratio	13.44%	14.81%	13.44%	14.81%
Tier 1 leverage ratio	8.69%	9.16%	8.69%	9.16%
Total risk based capital ratio	14.73%	16.06%	14.73%	16.06%
Book value per share	$11.85	$11.33	$11.85	$11.33
Tangible book value per share	$11.77	$11.16	$11.77	$11.16

Quarterly	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Averages	2013	2013	2012	2012	2012

Assets	$359,767	$362,225	$341,418	$319,266	$319,525
Loans, less unearned income & discount	$212,274	$203,106	$203,871	$199,145	$190,142
Deposits	$303,995	$306,934	$285,965	$263,747	$262,095
Equity	$30,723	$30,186	$29,624	$29,194	$29,343
Return on assets	0.64%	0.62%	0.75%	0.53%	0.38%
Return on equity	7.47%	7.50%	8.68%	5.76%	4.16%
Net income	$574	$566	$643	$421	$305
Net income per share, basic	$0.23	$0.22	$0.25	$0.17	$0.12
Net income per share, diluted	$0.23	$0.22	$0.25	$0.17	$0.12
Dividends paid per share	$0.04	$0.04	$0.04	$0.04	$0.04

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